Exhibit 99.1

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China
TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

July 9, 2010

Funtalk China Holdings Limited
21/F, Block D The Place Tower
No.9 Guanghua Road, Chaoyang District
Beijing, China 100020

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We have acted as the PRC counsel to Funtalk China Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s Registration Statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on July 9, 2010, relating to the offering of certain shares of the Company (the “Offering”) by the Company.  We have been requested to give this opinion on, inter alia, the legal ownership structure of Beijing Funtalk Century Technology Group Company Limited (北京乐语世纪科技集团有限公司, the “Funtalk PRC”), which is formerly named Beijing Pypo Technology Group Company Limited (北京派普科技集团有限公司), and other PRC domestic companies listed in Schedule 1 hereto (the “Domestic Companies”) and the legality and validity of the documents referenced in Schedule 2 hereto (the “VIE Documents”).

A.                Documents and Assumptions

In rendering this opinion, we have reviewed the originals or copies of certain documents as we deemed necessary or appropriate to render this opinion which were provided to us by the Company, Funtalk PRC and the Domestic Companies, and such other documents, corporate records, certificates issued by the governmental authorities in the PRC (collectively the “Documents”), and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this opinion.

In our examination of the Documents, we have assumed without independent investigation and inquiry that (“Assumptions”):

i.                                          All signatures, seals and chops on the Documents are genuine, each signature thereto, on behalf of a party other than Funtalk PRC, is that of a person duly authorized to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.                                       The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, cancelled, amended, superseded or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

iii.                                    All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant Government Agencies, and all the Documents and the factual statements provided to us by the Company, Funtalk PRC and the Domestic Companies, including but not limited to those set forth in the Documents, are complete, true, correct and not misleading.  Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agencies with proper authority which are available to us; and

iv.                                   The applicable PRC statute, judgment, order or decree, rule, regulation and facts shall remain unchanged as of the date hereof and will not be changed.

B.                Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

(a)                                  “Beijing Funtalk” means Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. (北京乐语世纪通讯设备连锁有限公司), which is formerly named Beijing Feijie Investment Co., Ltd. (北京飞捷投资有限公司);

(b)                                 “Beijing Dongdian” means Beijing Dongdian Infinity Technology Co., Ltd. (北京动点无限技术有限公司);

(c)                                  “Government Agencies” mean any competent government authorities, courts or regulatory bodies of the PRC;

(d)                                 “Governmental Authorizations” mean all approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies;

(e)                                  “Material Adverse Effect” means a material adverse effect on the conditions (financial or otherwise), business, properties or results of operations of Funtalk PRC and the Domestic Companies taken as a whole;

(f)                                    “PRC Shareholders” mean the individual beneficial owners or shareholders of the Company who are PRC residents;

(g)                                 “PRC Laws” mean all laws and regulations currently in force and publicly available in the PRC as of the date hereof;

(h)                                 “Pypo HK” means Pypo Holdings (HK) Company Limited, a company incorporated under the laws of Hong Kong Special Administrative Region; and

(i)                                     “SAFE” means the State Administration of Foreign Exchange and/or a local branch thereof.

Based on our review of the Documents and our understanding of the PRC Laws, subject to the foregoing Assumptions, qualifications set forth herein, and except as disclosed in the Registration Statement, we are of the opinion that:

1.                                       Funtalk PRC has been duly incorporated and validly exists as a wholly foreign-owned enterprise with limited liability under the PRC Laws.  One hundred percent (100%) of the equity interest in Funtalk PRC is owned by Pypo HK.  Funtalk PRC has the enterprise legal person status.  The registered capital of Funtalk PRC has been fully paid in accordance with the applicable PRC Laws and the articles of association of Funtalk PRC.  To our best knowledge after due inquiry, except the pledge as disclosed in the section in the Registration Statement titled “Management’s Discussion and Analysis of Financial Conditions and Result of Operations-Liquidity and Capital Resources-Borrowings”, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of Funtalk PRC.

2.                                       Each of the Domestic Companies has been duly incorporated as a limited liability company and validly exists under the PRC Laws.   Each of the Domestic Companies has the enterprise legal person status.  Except as disclosed in  Schedule 1, the registered capital of each of the Domestic Companies has been duly paid in accordance with the applicable PRC laws and the articles of association of the Domestic Companies, except those which are not due to be paid.  To our best knowledge after due inquiry, except for those contemplated under the VIE Documents and as described in Schedule 1 hereto, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of any of the Domestic Companies.

3.                                       To our best knowledge after due inquiry, each of Funtalk PRC and the Domestic

Companies has sufficient corporate right, power and authority for it to own, use, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry and except as disclosed in the Risk Factors in the Registration Statement, each of Funtalk PRC and the Domestic Companies has obtained all material Governmental Authorizations from, and completed all material filings with, the Government Agencies that are necessary for it to own, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry, each of Funtalk PRC and the Domestic Companies is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of Funtalk PRC and the Domestic Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations.

4.                                       To our best knowledge after due inquiry, the articles of association and the business license of each of Funtalk PRC and the Domestic Companies are in compliance with the requirements of the applicable PRC Laws in all material aspects and are in full force and effect.

5.                                       To our best knowledge after due inquiry, the business carried out by each of Funtalk PRC and the Domestic Companies complies with its articles of association and the PRC Laws in all material aspects.  To our best knowledge after due inquiry and except as disclosed in the Risk Factors in the Registration Statement, all necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC by the Company conducted through Funtalk PRC and any of the Domestic Companies.

6.                                       Except as disclosed in the Risk Factors in the Registration Statement titled “We have many operating entities located in a number of cities throughout China, China, which rely on the availability of space and facilities for lease in order to conduct business, and we face certain risks with respect to the properties we lease.”, and to our best knowledge after due inquiry, each of Funtalk PRC and the Domestic Companies has legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions.

7.                                       To our best knowledge after due inquiry, there is no current, pending or threatened PRC legal, regulatory, administrative or other governmental decision, ruling, order, demand, action, proceeding or initiative to which any of Funtalk PRC or the Domestic Companies is a party to or to which any of the assets of Funtalk PRC and the Domestic Companies are subject, that could have a Material Adverse Effect on Funtalk PRC or the Domestic Companies.

8.                                       To our best knowledge after due inquiry and except as disclosed in Schedule 1, none of Funtalk PRC and the Domestic Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

9.                                       To our best knowledge, each of the VIE Documents as listed in Schedule 2 hereto, is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

10.                                 On August 8, 2006, six PRC Government Agencies, namely, the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Regulation”), which became effective on September 8, 2006, as amended on June 22, 2009 to regulate foreign investment in PRC domestic enterprises..  The M&A Regulation contains provisions purporting, among other things, to require offshore special purpose vehicles, or SPVs, that are (1) formed for the purpose of overseas listing of equity interests in PRC companies via acquisition, and (2) directly or indirectly controlled by PRC companies and/or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the M&A Regulation and other PRC Laws, the CSRC published a notice on its website specifying the documents and materials that SPVs are required to submit when seeking the CSRC approval for their listings outside of China (the “CSRC Procedure”). As of the date of this opinion, the CSRC has not issued any definitive rule or interpretation concerning whether offerings like this Offering are subject to this new procedure.

Based on our understanding of the current PRC Laws publicly available as of the date hereof, we believe that since (a) the restructuring of Funtalk PRC from a domestic company to a Sino-foreign joint venture company was completed in June 2006, before the M&A Regulation became effective, (b) the restructuring of Funtalk PRC from a Sino-foreign joint venture company to a wholly foreign owned enterprise (which was completed in July 2007) is governed under the PRC regulations related to changes in equity interest of investors in foreign investment enterprises rather than the M&A Regulation (which only applies to the acquisition of domestic PRC companies), (c) the Business Combination described in the Registration Statement was between offshore companies, and the CSRC currently has not issued any definitive rule concerning whether such transactions are subject to the M&A Regulation and CSRC Procedure, and (d) the CSRC currently has not issued any definitive rule concerning whether offerings like the Offering contemplated by the Company and as described in the Registration Statement is subject to the M&A Regulation and CSRC Procedure, the Company is not required to obtain the approval of the CSRC under the M&A Regulation in connection with this Offering.

11.                                 The statements set forth in the Registration Statement under the headings “Risk Factors”, “Regulation” and “Taxation”, insofar as such statements constitute summaries of PRC laws and regulations or legal conclusions with respect thereto, constitute correct and fair summaries of the matters described therein in all material aspects.

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following additional qualifications:

i.                                          Our opinion is limited to the PRC Laws of general application effective as of the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

ii.                                       This opinion is intended to be used in the context which is specifically referred to herein;

iii.                                    The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

iv.                                   This opinion is issued based on our understanding of the current PRC Laws.  For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

v.                                      We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of Government Agencies or responsible officers of the Company, Funtalk PRC and the Domestic Companies.

This opinion is rendered at the request of and solely for the benefit of the Company in connection with the above matters.

This opinion may not be relied upon, quoted or referred to for any other purpose or released upon by, or furnished to any other person other than the legal and financial advisors of the Company, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Schedule 1

LIST OF DOMESTIC COMPANIES

No.	Name of Company	Equity Ownership
1.	Jiangsu PYPO Technology Co., Ltd. (江苏派普科技有限公司, “Jiangsu PYPO”)	100% owned by Funtalk PRC #
2.	Shanxi PYPO Technology Co., Ltd. (山西派普科技有限公司)	100% owned by Funtalk PRC
3.	Beijing Yitong Shenglian Investment Consulting Co., Ltd. (北京易通盛联投资顾问有限公司, “Beijing Yitong Shenglian”)	100% owned by Funtalk PRC
4.	Heilongjiang PYPO Digital Technology Co., Ltd. (黑龙江派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
5.	Shenyang PYPO Technology Co., Ltd. (沈阳派普科技有限公司)	50% owned by Jiangsu PYPO ##
6.	Shandong PYPO Digital Technology Co., Ltd. (山东派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
7.	Jilin PYPO Technology Co., Ltd.(吉林派普科技有限公司)	50% owned by Jiangsu PYPO ##
8.	Inner Mongolia PYPO Technology Co., Ltd. (内蒙古派普科技有限公司)	50% owned by Jiangsu PYPO ##
9.	Beijing PYPO Telecommunications Technology Co., Ltd.(北京派普通讯技术有限公司)	50% owned by Jiangsu PYPO ##
10.	Shanghai PYAO Digital Technology Co., Ltd. (上海派奥数码科技有限公司)	100% owned by Jiangsu PYPO
11.	Anhui PYPO Electronics Co., Ltd. (安徽派普电子有限公司)	50% owned by Jiangsu PYPO ##
12.	Zhejiang PYPO Digital Technology Co., Ltd. (浙江派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
13.	Nanjing PYAO Technology Co., Ltd. (南京派奥科技有限公司)	50% owned by Jiangsu PYPO ##
14.	Sichuan Huasong PYPO Digital Technology Co., Ltd. (四川华松派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
15.	Chongqing PYPO Digital Technology Co., Ltd. (重庆派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
16.	Gansu PYPO Digital Technology Co., Ltd. (甘肃派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
17.	Guizhou PYPO Technology Co., Ltd. (贵州派普科技有限公司)	50% owned by Jiangsu PYPO ##
18.	Jiangxi PYPO Technology Co., Ltd. (江西派普科技有限公司)	50% owned by Jiangsu PYPO ##

No.	Name of Company	Equity Ownership
19.	Guangxi PYPO Telecommunications Equipment Co., Ltd. (广西派普通讯设备有限公司)	50% owned by Jiangsu PYPO ##
20.	Fujian PYPO Digital Technology Co., Ltd. (福建派普数码科技有限公司)	50% owned by Jiangsu PYPO ##
21.	Guangdong PYPO Technology Co., Ltd.(广东派普科技有限公司)	50% owned by Jiangsu PYPO ##
22.	Shenzhen PYPO Telecommunications Equipment Co., Ltd. (深圳派普通讯设备有限公司)	100% owned by Jiangsu PYPO
23.	Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. (北京乐语世纪通讯设备连锁有限公司, “Beijing Funtalk”)	Dongping Fei: 50% Zhikuan Guan: 50% ###
24.	Beijing Dongdian Infinity Technology Co., Ltd. (北京动点无限技术有限公司, “Beijing Dongdian”)	100% owned by Beijing Funtalk ####
25.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd. (北京中视派普影视文化有限公司)	100% owned by Beijing Dongdian
26.	Beijing Funtalk Communication Chain Shuyang Procurement Center Co., Ltd. (北京乐语通讯连锁沭阳采购中心有限公司, “Shuyang Procurement Center”)	99% owned by Beijing Funtalk and 1% owned by Funtalk PRC
27.	Shuyang Funtalk Telecommunications Equipment Co., Ltd. (沭阳乐语通讯设备有限公司)	100% owned by Shuyang Procurement Center
28.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.( 河北国讯汇方通讯器材有限公司, “Hebei Guoxun”)	51% owned by Beijing Funtalk+
29.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd (沧州国讯汇方通讯器材有限公司)	100% owned by Hebei Guoxun
30.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd. (廊坊市国讯汇方通讯器材有限公司)	100% owned by Hebei Guoxun
31.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd. (张家口国讯汇方通讯器材有限公司)	100% owned by Hebei Guoxun
32.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd. (邯郸国讯汇方通讯器材有限公司)	100% owned by Hebei Guoxun
33.	Tangshan Guoxun Huifang	100% owned by Hebei Guoxun

No.	Name of Company	Equity Ownership
Telecommunications Equipment Co., Ltd. (唐山国讯汇方通讯器材有限公司)
34.	Henan Xinya Telecommunications Equipment Co., Ltd. (河南新亚通讯器材有限公司, “Henan Xinya”)	51% owned by Beijing Funtalk++
35.	Kaifeng Xinya Telecommunications Equipment Co., Ltd. (开封新亚通讯设备有限公司)	100% owned by Henan Xinya
36.	Anyang Guanzhilin Telecommunications Equipment Co., Ltd. (安阳冠芝霖通讯器材有限公司)	100% owned by Henan Xinya
37.	Kunming Golden Broadway Technology Development Co., Ltd. (昆明金百老汇科技开发有限公司, “Kunming Golden Broadway”)	100% owned by Beijing Funtalk
38.	Hunan Feon Telecommunications Technology Co., Ltd. (湖南飞鸿通信科技有限公司, “Hunan Feihong”)	100% owned by Beijing Funtalk
39.	Zhuzhou Golden Feon Telecommunications Equipment Co., Ltd. (株洲金飞鸿通讯设备有限公司)	100% owned by Hunan Feihong
40.	Yiyang Feon Telecommunications Equipment Co., Ltd (益阳飞鸿通讯设备有限公司)	100% owned by Hunan Feihong
41.	Chenzhou Golden Feon Telecommunications Equipment Co., Ltd. (郴州金飞鸿通讯设备有限公司)	100% owned by Hunan Feihong
42.	Zhangjiajie Feon Telecommunications Equipment Co., Ltd. (张家界飞鸿通讯设备有限公司)	100% owned by Hunan Feihong
43.	Liuyang Feon Telecommunications Technology Co., Ltd. (浏阳市飞鸿通信科技有限公司)	100% owned by Hunan Feihong
44.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd. (内蒙古创新中域时代手机营销管理有限责任公司, “Inner Mongolia Zhongyu”)	51% owned by Beijing Funtalk +++
45.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing Co., Ltd. (呼和浩特市创新中域时代手机营销有限责任公司)	100% owned by Inner Mongolia Zhongyu
46.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (江苏冠芝霖手机大	100% owned by Beijing Funtalk

No.	Name of Company	Equity Ownership
卖场有限公司, “Jiangsu Guanzhilin”)
47.	Suzhou Guanzhilin Trading Co., Ltd. (苏州冠芝霖贸易有限公司)	100% owned by Jiangsu Guanzhilin
48.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd. （吴江冠芝霖手机大卖场有限公司）	100% owned by Jiangsu Guanzhilin #####
49.	Yantai Runlin Telecommunications Equipment Co., Ltd. (烟台润霖通讯设备有限公司)	100% owned by Jiangsu Guanzhilin
50.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd. (太仓冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
51.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd. (昆山冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
52.	Wuxi Guance Telecommunications Equipment Co., Ltd. (无锡冠策通讯设备有限公司)	100% owned by Jiangsu Guanzhilin
53.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd. (南京冠芝霖彭氏手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
54.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd. (扬州盛霖冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
55.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd. (盐城冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
56.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd. (徐州新冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
57.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd. (南通冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
58.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd. (泰州市海陵区冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
59.	Heze Guanzhilin Telecommunications Equipment Co., Ltd. (菏泽冠芝霖通讯器材有限公司)	100% owned by Jiangsu Guanzhilin
60.	Zaozhuang Guanzhilin Telecommunications Equipment Co., Ltd. (枣庄冠芝霖通讯器材有限公司)	100% owned by Jiangsu Guanzhilin
61.	Jining Guanzhilin Mobile Phones	100% owned by Jiangsu

No.	Name of Company	Equity Ownership
	Hypermarket Co., Ltd. (济宁冠芝霖手机大卖场有限公司)	Guanzhilin
62.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd. (东营冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
63.	Binzhou Guanzhilin Telecommunications Equipment Co., Ltd. (滨州冠芝霖通讯设备有限公司)	100% owned by Jiangsu Guanzhilin
64.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd. (淄博阳霖冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
65.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd. (江苏冠芝霖手机大卖场有限公司日照有限公司)	100% owned by Jiangsu Guanzhilin
66.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd. (泰安新新冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
67.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd. (德州新冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
68.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (潍坊鸢都冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
69.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd. (山东冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
70.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd. (青岛阳霖冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
71.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd. (山西冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
72.	Datong Guanzhilin Commercial Trading Co., Ltd. (大同市冠芝霖商贸有限责任公司)	100% owned by Jiangsu Guanzhilin
73.	Shanghai Guanzhilin Telecommunications Equipment Co., Ltd. (上海冠芝霖通讯设备有限公司)	100% owned by Jiangsu Guanzhilin
74.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (常熟市冠芝霖手机大卖场有限公司)	100% owned by Jiangsu Guanzhilin
75.	Gansu Guanzhilin Telecommunications Equipment Co., Ltd. (甘肃冠芝霖通讯设备	100% owned by Jiangsu Guanzhilin

No.	Name of Company	Equity Ownership
有限公司)
76.	Hohhot Guanzhilin Telecommunications Equipment Co., Ltd. (呼和浩特市冠芝霖通讯器材有限责任公司)	100% owned by Jiangsu Guanzhilin
77.	Shuyang Guanzhilin Telecommunications Equipment Co., Ltd. (沭阳冠芝霖通讯设备有限公司)	100% owned by Jiangsu Guanzhilin
78.	Shanghai Lezhiyu Telecommunications Equipment Co., Ltd. (上海乐之语通讯设备有限公司, “Shanghai Lezhiyu”)	100% owned by Beijing Funtalk
79.	Shanghai Xieheng Electronic Products Co., Ltd. (上海协亨电子产品有限公司)	100% owned by Shanghai Lezhiyu
80.	Qingdao Xieheng Telecommunications Equipment Co., Ltd. (青岛协亨通讯设备有限公司, “Qingdao Xieheng”)	100% owned by Shanghai Lezhiyu
81.	Weifang Xieheng Telecommunications Equipment Co., Ltd. (潍坊协亨通讯设备有限公司)	100% owned by Qingdao Xieheng
82.	Shandong Xieheng Telecommunications Equipment Co., Ltd (山东协亨通讯设备有限公司, “Shandong Xieheng”)	100% owned by Shanghai Lezhiyu
83.	Zoucheng Xieheng Telecommunications Equipment Co., Ltd. (邹城市协亨通讯设备有限公司)	100% owned by Shandong Xieheng
84.	Zaozhuang Xieheng Telecommunications Equipment Co., Ltd. (枣庄市协亨通讯设备有限公司)	100% owned by Shandong Xieheng
85.	Zibo Lezhiyu Telecommunications Equipment Co., Ltd. (淄博乐之语通讯设备有限公司)	100% owned by Shandong Xieheng
86.	Dongying Xieheng Telecommunications Equipment Co., Ltd. (东营协亨通讯设备有限公司)	100% owned by Shandong Xieheng
87.	Rizhao Xieheng Telecommunications Equipment Co., Ltd. (日照协亨通讯设备有限公司)	100% owned by Shandong Xieheng
88.	Weihai Xieheng Telecommunications Equipment Co., Ltd (威海协亨通讯设备有限公司)	100% owned by Shandong Xieheng
89.	Yantai Funtalk Telecommunications Equipment Co., Ltd. (烟台乐语通讯设备有限公司)	100% owned by Shandong Xieheng
90.	Laiwu Funtalk Telecommunications	100% owned by Shandong

No.	Name of Company	Equity Ownership
	Equipment Co., Ltd. (莱芜乐语通讯设备有限公司)	Xieheng
91.	Hefei Xieheng Telecommunications Equipment Co., Ltd. (合肥协亨通讯设备有限公司, “Hefei Xieheng”)	100% owned by Shanghai Lezhiyu
92.	Wuhu Xieheng Telecommunications Equipment Co., Ltd. (芜湖协亨通讯设备有限公司)	100% owned by Hefei Xieheng
93.	Huainan Xieheng Telecommunications Equipment Co., Ltd. (淮南协亨通讯设备有限公司)	100% owned by Hefei Xieheng
94.	Zhejiang Funtalk Telecommunications Equipment Co., Ltd (浙江乐语通讯设备有限公司, “Zhejiang Funtalk”)	100% owned by Shanghai Lezhiyu
95.	Hangzhou Xieheng Wanzhou Telecommunications Equipment Co., Ltd. (杭州协亨万宙通讯设备有限公司)	100% owned by Zhejiang Funtalk
96.	Jiaxing Xieheng Telecommunications Equipment Co., Ltd. (嘉兴市协亨通讯设备有限公司)	100% owned by Zhejiang Funtalk
97.	Jiashan Xieheng Telecommunications Equipment Co., Ltd. (嘉善协亨通讯设备有限公司)	100% owned by Zhejiang Funtalk
98.	Hunan Xieheng Mobile Telecommunications Equipment Co., Ltd (湖南省协亨移动通讯设备有限公司, “Hunan Xieheng”)	100% owned by Shanghai Lezhiyu
99.	Huaihua Xieheng Mobile Telecommunications Equipment Co., Ltd. (怀化协亨移动通讯设备有限公司)	100% owned by Hunan Xieheng
100.	Suzhou Xieheng Telecommunications Equipment Co., Ltd. (苏州协亨通讯设备有限公司, “Suzhou Xieheng”)	100% owned by Shanghai Lezhiyu
101.	Zhangjiagang Xieheng Mobile Telecommunications Equipment Co., Ltd. (张家港市协亨移动通信设备有限公司)	100% owned by Suzhou Xieheng
102.	Guangzhou Xieheng Telecommunications Equipment Co., Ltd. (广州协亨通讯设备有限公司, “Guangzhou Xieheng”)	100% owned by Shanghai Lezhiyu
103.	Guangzhou Xieheng Telecommunications Device Co., Ltd. (广州协亨通信器材有限公司)	100% owned by Guangzhou Xieheng
104.	Guangzhou Xieheng Electronic Co., Ltd.	100% owned by Guangzhou

No.	Name of Company	Equity Ownership
	(广州协亨电子有限公司)	Xieheng
105.	Foshan Xieheng Electronic Telecommunications Equipment Co., Ltd. (佛山市协亨电子通讯设备有限公司)	100% owned by Guangzhou Xieheng
106.	Qingyuan Xieheng Electronic Co., Ltd. (清远协亨电子有限公司)	100% owned by Guangzhou Xieheng
107.	Yingde Xieheng Electronic Co., Ltd. (英德协亨电子有限公司)	100% owned by Guangzhou Xieheng
108.	Zhaoqing Xieheng Telecommunications Device Co., Ltd. (肇庆协亨通讯器材有限公司)	100% owned by Guangzhou Xieheng
109.	Zhanjiang Xieheng Electronic Equipment Co., Ltd. (湛江协亨电子设备有限公司)	100% owned by Guangzhou Xieheng
110.	Zhanjiang Xieheng Telecommunications Equipment Co., Ltd. (湛江协亨通讯设备有限公司)	100% owned by Guangzhou Xieheng
111.	Zhongshan Xieheng Electronic Co., Ltd. (中山协亨电子有限公司)	100% owned by Guangzhou Xieheng
112.	Shenzhen Xieheng Electronic Co., Ltd.( 深圳协亨电子有限公司, “Shenzhen Xieheng”)	100% owned by Shanghai Lezhiyu
113.	Heyuan Xieheng Electronic Co., Ltd. (河源市协亨电子有限公司)	100% owned by Shenzhen Xieheng
114.	Chongqing Xieheng Telecommunications Equipment Co., Ltd. (重庆协亨通讯设备有限公司)	100% owned by Shanghai Lezhiyu
115.	Shanghai Xieheng Industry Co., Ltd. (上海协亨实业有限公司)	100% owned by Shanghai Lezhiyu
116.	Beijing Yipai Innovation Technology Development Co., Ltd. (北京亿派创新科技发展有限公司)	100% owned by Beijing Funtalk
117.	Beijing Yipai Telecommunications Technology Co., Ltd. (北京亿派通讯科技有限公司, “Beijing Yipai”)	99% owned by Beijing Funtalk ++++
118.	Suzhou Yipai Telecommunications Equipment Co., Ltd. (苏州亿派通讯设备有限公司)	100% owned by Beijing Yipai
119.	Shenyang Funtalk Telecommunications Equipment Co., Ltd. (沈阳乐语通讯设备有限公司)	100% owned by Beijing Funtalk
120.	Beijing Funtalk Century Commercial Trading Co., Ltd. (北京乐语世纪商贸有限公司)	100% owned by Beijing Funtalk

No.	Name of Company	Equity Ownership
121.	Beijing Guanzhilin Telecommunications Technology Co., Ltd. (北京冠芝霖通讯科技有限公司, “Beijing Guanzhilin”)	99% owned by Beijing Funtalk +++++
122.	Guangzhou Guanzhilin Telecommunications Equipment Retail Chain Co., Ltd. (广州冠芝霖通讯设备连锁有限公司)	100% owned by Beijing Funtalk

#  100% equity interest has been pledged to CITIC Trust Co., Ltd.

##  The remaining 50% equity interests in these 17 subsidiaries are held by Jiangsu Heyi Technology Co., Ltd., or Jiangsu Heyi.  Pursuant to Jiangsu PYPO’s agreement with Jiangsu Heyi, as of the date of this opinion, Jiangsu PYPO still exercises control over 100% of the equity interests of these 17 subsidiaries.

###  100% equity interest has been pledged to the Funtalk PRC.

####  100% equity interest has been pledged to the Funtalk PRC.

#####  It is currently in the process of deregistering its registration with local Administration for Industry and Commerce (the “AIC”).

+  The remaining 49% equity interest in Hebei Guoxun is held by Mr. Xinyu Zhao, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated April 30, 2008, among Beijing Funtalk, Xinyu Zhao and Hebei Guoxun, and such pledge shall be registered with local AIC.

++  The remaining 49% equity interest in Henan Xinya is held by Mr. Yamin Zhang, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated August 1, 2008, among Beijing Funtalk, Yamin Zhang and Henan Xinya, and such pledge shall be registered with local AIC.

+++  The remaining 49% equity interest in Inner Mongolia Zhongyu is held by Mr. Baihe Jiang, a PRC individual. Such 49% equity interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated November 21, 2008, among Beijing Funtalk, Baihe Jiang and Inner Mongolia Zhongyu, and such pledge shall be registered with local AIC.

++++  The remaining 1% equity interest in Beijing Yipai Telecommunications Technology Co., Ltd. is held by Mr. Dongping Fei.

+++++  The remaining 1% equity interest in Beijing Guanzhilin Telecommunications

Technology Co., Ltd. is held by Mr. Dongping Fei.

HAN KUN LAW OFFICES

Schedule 2

LIST OF VIE DOCUMENTS

I.                                         VIE Documents of Beijing Funtalk:

1.                                       Frame Contract by and among the Funtalk PRC, Beijing Funtalk, Hui Liu, Dongping Fei and Zhikuan Guan dated September 1, 2008;

2.                                       Nominee Letter by and between the Funtalk PRC and Dongping Fei dated September 1, 2008;

3.                                       Nominee Letter by and between the Funtalk PRC and Zhikuan Guan dated September 1, 2008;

4.                                       Loan Agreement by and between the Funtalk PRC and Dongping Fei dated September 1, 2008;

5.                                       Loan Agreement by and between the Funtalk PRC and Zhikuan Guan dated September 1, 2008;

6.                                       Exclusive Option Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated September 1, 2008;

7.                                       Exclusive Option Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

8.                                       Exclusive Business Cooperation Agreement by and between the Funtalk PRC and Beijing Funtalk dated September 1, 2008;

9.                                       Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated September 1, 2008;

10.                                 Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk, Zhikuan Guan and Dongping Fei dated March 3, 2009;

11.                                 Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Dongping Fei dated March 3, 2009;

12.                                 Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

13.                                 Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Zhikuan Guan dated March 3, 2009;

14.                                 Power of Attorney by Dongping Fei in favor of Funtalk PRC dated September 1, 2008;

15.                                 Power of Attorney by Zhikuan Guan in favor of Funtalk PRC dated September 8, 2008.

II.                                     VIE Documents of Beijing Dongdian:

1.                                       Exclusive Business Cooperation Agreement by and between Funtalk PRC and Beijing Dongdian dated July 28, 2008;

2.                                       Equity Interest Pledge Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

3.                                       Equity Interest Pledge Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

4.                                       Supplementary Agreement to Equity Interest Pledge Agreement by and among the Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

5.                                       Exclusive Option Agreement by and among Funtalk PRC, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

6.                                       Power of Attorney by Beijing Funtalk in favor of Funtalk PRC dated August 5, 2008.